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                                                                   EXHIBIT 10.24


                     AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT


         THIS AMENDMENT NO. 2 (the "Amendment") to that certain Employment Agreement (the "Employment Agreement") dated as of November 8, 1994, as amended by Amendment No. 1 dated as of November 22, 1995, by and among DALE A. SPENCER (the "Employee"), BOSTON SCIENTIFIC CORPORATION, a Delaware corporation (the "Company"), and SCIMED LIFE SYSTEMS, INC., a Minnesota corporation ("SCIMED") is entered into as of October 21, 1997.

         WHEREAS, the Employee, the Company and SCIMED entered into the Employment Agreement effective November 8, 1994; and

         WHEREAS, the Employee, the Company and SCIMED amended the Employment Agreement by Amendment No. 1, effective November 22, 1995; and

         WHEREAS, the Employee, the Company and SCIMED wish to modify further the terms of the Employment Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and in consideration of the continued employment of the Employee by the Company under the terms and conditions of the Employment Agreement as modified by this Amendment, the parties agree as follows:

          1. Unless otherwise specifically defined herein, all capitalized terms have the meanings ascribed to them in the Employment Agreement.

          2. Except as specifically amended, modified or supplemented herein, the terms and conditions of the Employment Agreement remain unchanged and in full force and effect. Any ambiguity or conflict between the terms and conditions of this Amendment and those of the Employment Agreement shall be governed by the terms of this Amendment.

          3. The Employment Agreement, as amended by Amendment No. 1 thereto, is hereby further amended by deleting Section 7 thereof in its entirety, and substituting in its place the following:
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              7.  Part-Time Employee.

              (a) Part-Time Employment. Effective March 1, 1996, Employee's
                  employment status changed from a full-time employee to a regular part-time employee. Employee's status as a regular part-time employee shall continue, subject to the terms and conditions of this Employment Agreement. As a regular part-time employee, Employee shall have such duties and responsibilities and perform such other assignments as are consistent with the Employee's expertise and experience and previous services to the Company.

              (b) Obligations. The Employee shall remain based in Minneapolis and shall be obligated to perform services on behalf of the Company for no more than 40 hours per month during the term of his status as a regular part-time employee. Expense reimbursement consistent with that given to senior executives of the Company shall be provided to Employee by the Company. As a part-time employee, Employee may provide consulting services to other companies consistent with the provisions of
                  Section 8, provided that such services do not unreasonably interfere with his obligations hereunder.

              (c) Reporting Function. The Employee shall report directly to the
                  Chief Executive Officer of the Company and/or one or more other senior executives of the Company designated by the Chief Executive Officer.

              (d) Term. The Employee's term as a regular part-time employee shall extend through March 1, 2004, on which date his employment will end. The Company may earlier terminate the Employee's part-time employment, and the Employment Agreement, as amended, only for Cause.

              (e) Compensation. The Employee shall be compensated during his term as a regular part-time employee at an annual rate in the amount of the Employee's Base Compensation, subject to all necessary withholding on salary, but Employee shall not be eligible for any bonus. The Employee will continue to participate in the company's medical, dental, life insurance and disability plans and any other benefit plans the Company offers to regular part-time employees.
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         4. This Amendment may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.



BOSTON SCIENTIFIC CORPORATION                  SCIMED LIFE SYSTEMS, INC.




By ____________________________________        By _____________________________
   Peter M. Nicholas                              Lawrence C. Best
   Chairman and Chief Executive Officer           Chief Financial Officer



                                                   ____________________________
                                                   Dale A. Spencer